Exhibit 99.1

zynga®

Q3 2021

LETTER TO SHAREHOLDERS

November 8, 2021

FarmVille 3
BossAlien
GRAM GAMES
SMALL GIANT
peak
rollic
ECHTRA
Chartboost
STARLARK

Zynga q3 2021 letter to shareholders November 8, 2021 bossalien naturalmotion games gram games small giant peak rollic echtra Chartboost starlark

Dear Shareholders,

Execution of our multi-year growth strategy has us on track to deliver Zynga’s best-ever annual topline performance and the largest mobile audience in the company’s history. We have multiple growth catalysts in place to drive our continued expansion in 2022 and beyond.

With Golf Rival, have added another fast-growing franchise to our market-leading live services portfolio. Our new game pipeline has never been stronger – FarmVille 3 launched last week and is off to a great start, and next week, Star Wars: Hunters, our first cross-platform play franchise, enters soft launch. Hyper-casual has driven material year-over-year audience and advertising growth, and remains one of Zynga’s fastest-growing categories. With Chartboost, we are actively building a next-generation mobile advertising platform, which expands our total addressable market and strengthens our competitive position in the digital advertising sector.

Overall, we are entering 2022 with strong momentum across key growth drivers and are targeting low double-digit topline growth with enhanced net cash flow. Over the next few years, we also expect to further expand operating margins toward our long-term goal.

In Q3 our live services delivered results ahead of guidance, including our highest-ever third quarter revenue and bookings. Our topline beat was driven by a strong advertising performance, in particular another standout quarter from Rollic’s hyper-casual portfolio. This increase in advertising mix combined with operating cost savings generated our better-than-expected operating leverage.

$ in millions	Q3’21 Actuals	Q3’20 Actuals	Variance $ (Y/Y)	Variance % (Y/Y)	Q3’21 Guidance	Variance $ (Guidance)	Variance % (Guidance)

Revenue	$705	$503	$201	40%	$665	$40	6%
Net release of (increase in) deferred revenue (1)	$37	$(125)	$162	NM	$5	$32	NM
Bookings	$668	$628	$40	6%	$660	$8	1%

Net income (loss)	$(42)	$(122)	$80	(66%)	$(110)	$68	(62%)
Adjusted EBITDA (2)	$197	$38	$159	NM	$150	$47	31%

Note: Certain measures as presented differ due to the impact of rounding.

(1)   For clarity, a net release of deferred revenue results in revenue being higher than bookings and is a positive impact to Adjusted EBITDA as reported; a net increase in deferred revenue results in revenue being lower than bookings and is a negative impact to Adjusted EBITDA as reported.

(2)   Adjusted EBITDA includes the net release of (increase in) deferred revenue.

Rollic’s Q3 performance capped off a strong first year at Zynga. Recent new releases of Arrow Fest and Text or Die have both reached the #1 top free downloaded game position in the U.S. App Store since launch. Our introduction of bold beats within key hyper-casual titles is also deepening and sustaining player engagement. Rollic’s tremendous growth has added meaningful scale to our advertising business. As of Q3, we surpassed half a billion dollars of trailing-twelve-months advertising revenue and bookings, up 88% year-over-year.

Rollic two launches reaching #1 top free downloaded games in the u.s. app store arrow fest text or die strong player engagement driven by bold beats leaderboards hair challenge adopt a pet high heels! Tangle monster tangle master 3d adds meaningful scale to overall ad revenue & bookings $507m* +88% y/y growth *q3 2021 trailing twelve months

1

We are well positioned for 2022 and beyond with multiple growth catalysts in place to drive our continued expansion including:

Live Services. We expect live services to build momentum as we head into 2022. User acquisition yields have improved and we are continuing to execute on our innovative bold beat strategy – delivering new content and game play modes designed to enhance engagement with current players and attract new audiences across our franchises. We are particularly excited for the upcoming introduction of ‘Alliance Quest’ in Empires & Puzzles, ‘Fantastic Feasts’ in Harry Potter: Puzzles & Spells, ‘Dragon Missions’ in Merge Dragons! and ‘Piggy Bank’ in Toon Blast. We also recently acquired Golf Rival – the second largest mobile golf game in the world. By leveraging Zynga’s publishing platform, we see a tremendous opportunity to grow Golf Rival faster together.

New Games. Our new game pipeline has never been stronger and is poised to be a significant growth catalyst in 2022 and beyond. Last week, we launched FarmVille 3 worldwide, a reimagination of one of Zynga’s most iconic franchises for the mobile platform. The game is off to a great start and has already reached the #1 and #2 top free downloaded games position in the U.S. iPad and iPhone App Stores, respectively. Next week, we will release our first cross-platform play franchise, Star Wars: Hunters, into technical soft launch in select mobile markets, giving players a sneak peek of several game play modes that will be available at launch in 2022. We also have two new titles that are showing positive signs early in soft launch. Pirate Evolution! is a new title by Gram Games where players explore mysterious islands and engage in player-versus-player sea battles. Star Blast is the next blockbuster match-3 game from the talented puzzle makers at Peak.

Hyper-Casual. We continue to drive strong growth in Rollic’s portfolio. Hyper-casual is one of the largest and fastest-growing game genres on mobile and Rollic has helped propel Zynga to be a top 3 downloaded games publisher in the U.S. Rollic’s unique development methodology, which leverages data insights and rigorous testing to repeatedly design and publish hit titles, has generated 16 games that have reached the #1 or #2 top free downloaded game positions in the U.S. App Store. In addition to delivering more new launches and bold beats, we are also investing to further enhance our publisher capabilities by expanding Rollic’s first and third-party developer network and building out new tools and technologies.

Advertising Platform. Our integration with Chartboost is well underway and we are making significant progress in building a next-generation mobile advertising platform. By integrating Zynga’s first-party content and data with an at-scale advertising platform, we will meaningfully enhance our ability to more efficiently acquire high value players and improve the yields on our large portfolio of owned and operated advertising inventory. This competitive advantage is increasingly valuable as distribution and monetization in the mobile app ecosystem continues to evolve. We expect this will also generate more value for Chartboost’s advertising partners, which unlocks a new and exciting total addressable market for Zynga within the fast-growing digital advertising sector.

2

Q3’21 Financials

Highlights

•	Record Q3 revenue of $705 million, up 40% year-over-year
•	Best-ever Q3 total bookings of $668 million, up 6% year-over-year
•	Average mobile Daily Active Users (DAUs) of 38 million, up 21% year-over-year
•	Average mobile Monthly Active Users (MAUs) of 183 million, up 120% year-over-year

Revenue & Bookings

We achieved record Q3 revenue of $705 million, an increase of 40% year-over-year, and our best-ever Q3 total bookings of $668 million, up 6% year-over-year. Our topline beat was driven by a strong advertising performance, in particular another standout quarter from Rollic’s hyper-casual portfolio.

•Online game or user pay revenue was $571 million, up 31% year-over-year, primarily driven by the impact of the change in deferred revenue. User pay bookings were $534 million, down 5% year-over-year, against a difficult comparison due to the COVID-19 lockdowns in the prior year quarter.

•Advertising & other revenue and bookings were a quarterly record of $134 million, both up 99% year-over-year, primarily driven by the addition and strong performance from Rollic’s hyper-casual portfolio.

Revenue (in millions) online game ad & other $503 $67 $436 $705 $134 $571 q3’20 q3’21 Bookings (in millions) online game ad & other $628 $67 $561 $668 $134 $534 q3’20 q3’21

Audience Metrics[1]

We finished the quarter with average mobile DAUs of 38 million, up 21% year-over-year, and average mobile MAUs of 183 million, up 120% year-over-year. This growth was primarily driven by the addition of Rollic’s hyper-casual portfolio.

Mobile average bookings per mobile DAU (ABPU) of $0.188 decreased by 12% year-over-year, primarily reflecting the addition of hyper-casual titles into our portfolio.

Mobile DAUs 38 million +21% y/y Mobile MAUs 183 million +120% y/y Mobile ABPU $0.188 -12% y/y

[1]	Given the dynamic nature of our hyper-casual audience, we expect our mobile DAUs, MAUs and ABPU metrics to be subject to increased variability.

3

Costs & Expenses

Cost of revenue was $241 million or 34% of revenue, compared to 47% of revenue in the year-ago quarter. The significant change as a percentage of revenue was primarily due to the impact of the change in deferred revenue. Non-GAAP cost of revenue was $185 million or 28% of bookings, down from 30% of bookings in the year-ago quarter. The improvement as a percentage of bookings was primarily driven by a stronger advertising mix

GAAP operating expenses were $476 million and included a one-time charge of $67 million due to the impairment of a vacated office lease, related leasehold improvements and other property and equipment. GAAP operating leverage significantly improved to 68% of revenue from 77% in the year-ago quarter, primarily driven by the impact of the change in deferred revenue. Non-GAAP operating expenses of $325 million represented 49% of bookings, versus 44% in the year-ago quarter, primarily due to higher marketing investments year-over-year.

Profitability & Cash Flow

Net loss was $42 million, an improvement of $80 million year-over-year. This net loss included a one-time cost of $67 million due to the impairment of a vacated office lease, related leasehold improvements and other property and equipment.

Adjusted EBITDA was $197 million, up $159 million year-over-year.
This improvement was primarily driven by the impact of the change in deferred revenue.

We generated operating cash flow of $99 million, down $14 million year-over-year, primarily due to higher earn-out payments this period.

We ended the quarter with approximately $1.3 billion in cash and investments. From this balance, we utilized $316 million in October for the upfront cash consideration for our acquisition of StarLark.

Gaap costs & expenses (% of revenue) cost of revenue s&M r&d g&a one-time impairment q3’20 q3’21 124% 7% 37% 33% 47% 9% 7% 31% 20% 34%

Non-Gaap costs & expenses (% of bookings) cost of revenue s&M r&d g&a q3’20 q3’21 75% 4% 29% 12% 30% 76% 4% 31% 13% 28%

Net loss -66% y/y q3’20 q3’21 ($122) ($42) operating cash flow -13% y/y $113 $99 q3’20 q3’21

4

Outlook

$ in millions	Q4 2021	Y/Y Change	Full Year 2021	Y/Y Change
Revenue	$675	+10%	$2,780	+41%
Net increase in deferred revenue	$40	(52%)	$34	(88%)
Bookings	$715	+2%	$2,814	+24%
Net income (loss)	($60)	+13%	($97)	(77%)
Adjusted EBITDA	$122	+36%	$616	+131%

We are on track to deliver our highest annual revenue and bookings in 2021. With improvements in user acquisition yields we are ramping our marketing investments against live services and new game launches. We expect this investment to contribute to our growth in Q4 and 2022.

Key year-over-year drivers of our anticipated Q4 topline performance include:

•	Growth in advertising revenue and bookings primarily driven by Rollic’s hyper-casual portfolio and the first-full quarter contribution from Chartboost
•	Addition of Golf Rival, effective as of October 5, 2021
•	Initial contribution from our recent launch of FarmVille 3
•	Partial offsets from declines in Merge Dragons! and Merge Magic! as well as older mobile and web titles

Key year-over-year drivers of our expected Q4 expenses include:

•	Incremental expenses from our acquisitions in 2021
•	Higher marketing expenses primarily to invest in the launch of FarmVille 3 as well as additional growth opportunities in Rollic’s hyper-casual portfolio, live services and new games in soft launch

As we look ahead to 2022, we are targeting low double-digit topline growth year-over-year which we expect to be driven by momentum in our live services including full-year contributions of FarmVille 3 and Golf Rival, as well as continued growth from Rollic’s hyper-casual portfolio. We also expect new game launches in 2022 to be a strong growth contributor, including our worldwide release of Star Wars: Hunters and the potential for other new releases later in the year.

While we expect to expand operating margins over the next few years, we anticipate operating margins in 2022 will be influenced by the level of marketing we invest on launching and scaling the next wave of releases from our new game pipeline. As these new games scale, we expect them to become positive contributors to our live services portfolio.

In Q1 2022, we expect to complete the vast majority of our outstanding earn-out commitments. After this occurs, we anticipate a meaningful increase in our net cash flow generation, which we expect will be used primarily to fund future acquisitions to further accelerate our growth in 2022 and beyond.

5

Closing

We will host our Q3 2021 earnings conference call today, Monday, November 8, at 2:00 p.m. PT.
The call can be accessed at http://investor.zynga.com/ or via the below conference dial-in number:

Toll-Free Dial-In Number: (800) 537-0745

International Dial-In Number: (253) 237-1142

Conference ID: 7239807

Sincerely,

Frank Gibeau Chief Executive Officer	Ger Griffin Chief Financial Officer

Forward-Looking Statements

This letter contains forward-looking statements, including those statements relating to our outlook for the full year and fourth quarter of 2021 and growth opportunities in 2022 and beyond, including under the heading “Outlook” as well as the executive summary beginning this letter, and statements relating to, among other things: our operational performance and strategy, including our focus on, and expansion of, our live services portfolio and new game pipeline, including the ongoing execution of our bold beat strategy in existing games, growing the newly acquired Golf Rival title, and ramping investment in growth initiatives including marketing, our growth and launch expectations of new titles from our new game pipeline including FarmVille 3, Star Wars: Hunters, Pirate Evolution!, and Star Blast, our continued execution of our multi-year growth strategy and its expected impact on full year 2021 and future performance and mobile audience numbers; continued growth in Rollic’s hyper-casual portfolio and investment to both further expand Rollic’s developer network and build out new tools and technologies; our performance expectations regarding our live services, older mobile and web titles, new game launches and advertising business, including contributions from Golf Rival, FarmVille 3, Rollic’s hyper-casual portfolio, and the business of Chartboost, Inc. (“Chartboost”); the impacts of our execution across our growth initiatives; our expected future use for our cash flow; our ability to achieve the intended benefits of acquiring Chartboost, including enhancing our ability to more efficiently acquire high value players at scale and improve yields on our advertising inventory, building a next generation mobile advertising platform, and generating more value for Chartboost’s advertising partners; our ability to achieve the intended benefits of acquiring Beijing StarLark Technology Co., Ltd., including growing the Golf Rival title; and our ability to achieve and expectations related to financial projections, including revenue, deferred revenue, bookings, income, adjusted EBITDA, and contingent consideration expense.

Forward-looking statements often include words such as “outlook,” “projected,” “intend,” “will,” “anticipate,” “believe,” “target,” “expect,” “positioned,” and statements in the future tense are generally forward-looking. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including risks, uncertainty and assumptions relating to the COVID-19 pandemic, shelter-in-place rules and effects on business and economic conditions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance. Undue reliance should not be placed on such forward-looking statements, which are based on information available to us on the date hereof. We assume no obligation to update such statements. More information about factors that could affect our operating results are described in greater detail in our public filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC's website at www.sec.gov.

In addition, the preliminary financial results set forth in this letter are estimates based on information currently available to us. While we believe these estimates are meaningful, they could differ from the actual amounts that we ultimately report in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. We assume no obligation and do not intend to update these estimates prior to filing our Quarterly Report on Form 10-Q.

7

Key Operating Metrics

We manage our business by tracking several operating metrics: “Mobile DAUs,” which measure daily active users of our mobile games, “Mobile MAUs,” which measure monthly active users of our mobile games, and “Mobile ABPU,” which measures our average daily mobile bookings per average Mobile DAU, each of which is recorded and estimated by our internal analytics systems. We determine these operating metrics by using internal company data based on tracking of user account activity. We also use information provided by third parties, including third party network logins provided by platform providers, to help us track whether a player logged in under two or more different user accounts is the same individual. Overall, we believe that the amounts are reasonable estimates of our user base for the applicable period of measurement and that the methodologies we employ and update from time-to-time are reasonably based on our efforts to identify trends in player behavior. However, factors relating to user activity and systems and our ability to identify and detect attempts to replicate legitimate player activity may impact these numbers.

Mobile DAUs. We define Mobile DAUs as the number of individuals who played one of our mobile games during a particular day. Average Mobile DAUs for a particular period is the average of the Mobile DAUs for each day during that period. Under this metric, an individual who plays two different mobile games on the same day is counted as two DAUs. We use information provided by third parties to help us identify individuals who play the same game to reduce this duplication. However, we do not have the third party network login data to link an individual who has played under multiple user accounts for our hyper-casual games (which includes the games acquired from Rollic in October 2020), mobile messenger games (prior to the third quarter of 2021), Puzzle Combat, Merge Magic! and games acquired from Gram Games in May 2018, Small Giant in January 2019 and Peak in July 2020 and accordingly, actual Mobile DAUs may be lower than reported due to the potential duplication of these individuals. We use Mobile DAUs as a measure of audience engagement.

Mobile MAUs. We define Mobile MAUs as the number of individuals who played one of our mobile games in the 30-day period ending with the measurement date. Average Mobile MAUs for a particular period is the average of the Mobile MAUs at each month-end during that period. Under this metric, an individual who plays two different mobile games in the same 30-day period is counted as two Mobile MAUs. We use information provided by third parties to help us identify individuals who play the same game to reduce this duplication. However, we do not have the third party network login data to link an individual who has played under multiple user accounts for our hyper-casual games (which includes the games acquired from Rollic in October 2020), mobile messenger games (prior to the third quarter of 2021), Puzzle Combat, Merge Magic! and games acquired from Gram Games in May 2018, Small Giant in January 2019 and Peak in July 2020, and accordingly, actual Mobile MAUs may be lower than reported due to the potential duplication of these individuals. We use Mobile MAUs as a measure of total game audience size.

Mobile ABPU. We define Mobile ABPU as our total mobile bookings in a given period, divided by the number of days in that period, divided by the average Mobile DAUs during the period. We believe that Mobile ABPU provides useful information to investors and others in understanding and evaluating our results in the same manner as management. We use Mobile ABPU as a measure of overall monetization across all of our players through the sale of virtual items and advertising.

Our business model around our social games is designed so that, as more players play our games, social interactions increase and the more valuable our games and our business become. All engaged players of our games help drive our bookings and, consequently, both online game revenue and advertising revenue. Virtual items are purchased by players who are socializing with, competing against or collaborating with other players, most of whom do not buy virtual items. Accordingly, we primarily focus on Mobile DAUs, Mobile MAUs and Mobile ABPU, which we believe collectively best reflect key audience metrics.

8

Non-GAAP Financial Measures

We have provided in this letter certain non-GAAP financial measures to supplement our consolidated financial statements prepared in accordance with U.S. GAAP (our “GAAP financial statements”). Management uses non-GAAP financial measures internally in analyzing our financial results to assess operational performance and liquidity. Our non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

The presentation of our non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, our GAAP financial statements. We believe that both management and investors benefit from referring to our non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe our non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial measures we use in making operating decisions and because our investors and analysts use them to help assess the health of our business.

We have provided reconciliations of our non-GAAP financial measures used in this letter to the most directly comparable GAAP financial measures in the following tables. Because of the following limitations of our non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this letter with our GAAP financial statements.

Key limitations of our non-GAAP financial measures include:

•

Bookings does not reflect that we defer and recognize online game revenue and revenue from certain advertising transactions over the estimated average playing period of payers for durable virtual items or as consumed for consumable virtual items;

•

Adjusted EBITDA does not include the impact of stock-based compensation expense, acquisition-related transaction expenses, contingent consideration fair value adjustments and expenses incurred from vacated leases (which includes impairment charges recognized);

•

Adjusted EBITDA does not reflect provisions for or benefits from income taxes and does not include other income (expense) net, which includes foreign exchange and asset disposition gains and losses, interest expense and interest income;

•

Adjusted EBITDA excludes depreciation and amortization of tangible and intangible assets. Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may have to be replaced in the future;

•	Free cash flow is derived from net cash provided by operating activities less cash spent on capital expenditures; and

•

Non-GAAP Operating Expenses do not include the impact of stock-based compensation expense, acquisition-related transaction expenses, contingent consideration fair value adjustments or expenses incurred from vacated leases.

9

ZYNGA INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$1,087.2	$1,364.4
Short-term investments	252.6	208.4
Accounts receivable, net of allowance of $0.9 at September 30, 2021 and $0.5 at December 31, 2020	210.0	217.5
Restricted cash	136.0	—
Prepaid expenses	58.2	40.0
Other current assets	32.5	29.5
Total current assets	1,776.5	1,859.8
Long-term investments	—	2.0
Goodwill	3,296.6	3,160.8
Intangible assets, net	806.3	838.1
Property and equipment, net	26.3	39.3
Right-of-use assets	90.3	131.9
Restricted cash	25.2	136.0
Prepaid expenses	23.4	21.6
Other non-current assets	23.1	17.0
Total assets	$6,067.7	$6,206.5
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$50.0	$57.2
Income tax payable	63.4	39.6
Deferred revenue	733.6	747.7
Operating lease liabilities	17.6	18.5
Other current liabilities	552.2	462.4
Total current liabilities	1,416.8	1,325.4
Convertible senior notes, net	1,330.2	1,289.9
Deferred revenue	0.1	0.3
Deferred tax liabilities, net	97.9	126.3
Non-current operating lease liabilities	137.4	122.0
Other non-current liabilities	78.3	401.1
Total liabilities	3,060.7	3,265.0
Stockholders’ equity:
Common stock and additional paid-in capital	5,418.8	5,276.5
Accumulated other comprehensive income (loss)	(75.4)	(50.7)
Accumulated deficit	(2,336.4)	(2,284.3)
Total stockholders’ equity	3,007.0	2,941.5
Total liabilities and stockholders’ equity	$6,067.7	$6,206.5

10

ZYNGA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenue:
Online game	$571.1	$587.0	$436.0	$1,715.1	$1,168.6
Advertising and other	133.6	133.0	67.3	389.9	190.2
Total revenue	704.7	720.0	503.3	2,105.0	1,358.8
Costs and expenses:
Cost of revenue	240.8	253.3	235.9	754.8	561.4
Research and development	143.5	109.8	165.9	394.0	591.7
Sales and marketing	216.7	244.2	187.0	709.6	444.8
General and administrative	49.2	37.9	36.1	122.8	103.5
Impairment related to real estate assets	66.8	—	—	66.8	—
Total costs and expenses	717.0	645.2	624.9	2,048.0	1,701.4
Income (loss) from operations	(12.3)	74.8	(121.6)	57.0	(342.6)
Interest income	1.6	1.7	1.0	5.0	10.2
Interest expense	(14.8)	(14.7)	(7.3)	(44.2)	(21.2)
Other income (expense), net	(0.6)	(9.1)	(3.1)	(0.8)	(4.9)
Income (loss) before income taxes	(26.1)	52.7	(131.0)	17.0	(358.5)
Provision for (benefit from) income taxes	15.6	24.9	(8.8)	53.9	17.9
Net income (loss)	$(41.7)	$27.8	$(122.2)	$(36.9)	$(376.4)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.04)	$0.03	$(0.11)	$(0.03)	$(0.38)
Diluted	$(0.04)	$0.02	$(0.11)	$(0.03)	$(0.38)

Weighted-average common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	1,097.1	1,089.7	1,076.7	1,090.4	995.6
Diluted	1,097.1	1,147.6	1,076.7	1,090.4	995.6

Stock-based compensation expense included in the above line items:
Cost of revenue	$0.8	$0.7	$0.6	$2.0	$1.5
Research and development	29.9	28.7	25.4	83.0	48.6
Sales and marketing	4.4	4.7	4.0	13.0	11.0
General and administrative	9.5	9.1	8.8	27.0	23.8
Total stock-based compensation expense	$44.6	$43.2	$38.8	$125.0	$84.9

11

ZYNGA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Cash flows from operating activities:
Net income (loss)	$(41.7)	$27.8	$(122.2)	$(36.9)	$(376.4)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	58.1	56.1	49.2	170.7	87.1
Stock-based compensation expense	44.6	43.2	38.8	125.0	84.9
(Gain) loss from derivatives, sale of investments and other assets and foreign currency, net	(1.6)	5.7	3.2	(4.9)	2.5
(Accretion) amortization on marketable debt securities, net	—	—	0.1	—	(2.2)
Noncash lease expense	4.2	4.5	4.1	12.9	11.8
Noncash interest expense	13.5	13.5	6.3	40.2	18.8
Change in deferred income taxes and other	(9.9)	(17.9)	(28.6)	(43.0)	(11.1)
Impairment related to real estate assets	66.8	—	—	66.8	—
Changes in operating assets and liabilities:
Accounts receivable, net	68.0	15.8	15.1	24.3	(28.5)
Prepaid expenses and other assets	(10.7)	(9.2)	(4.6)	(21.9)	6.5
Accounts payable	5.8	5.6	(1.3)	(7.4)	(4.7)
Deferred revenue	(36.6)	(8.0)	123.8	(4.2)	210.2
Income tax payable	(12.9)	32.1	13.5	25.1	19.3
Operating lease and other liabilities	(49.0)	(8.2)	15.9	(250.8)	205.1
Net cash provided by (used in) operating activities	98.6	161.0	113.3	95.9	223.3
Cash flows from investing activities:
Purchases of investments	(3.1)	(72.4)	(11.6)	(612.7)	(560.0)
Maturities of investments	194.2	290.7	101.2	568.8	1,024.6
Sales of investments	—	—	39.7	—	549.9
Acquisition of property and equipment	(2.5)	(2.6)	(4.6)	(6.8)	(16.1)
Business combinations, net of cash acquired and restricted cash held in escrow	(192.2)	(10.4)	(791.1)	(222.2)	(791.1)
Release of restricted cash escrow from business combinations	—	—	(30.0)	—	(30.0)
Asset acquisitions of intangible assets	(1.1)	(2.3)	—	(4.3)	—
Other investing activities, net	(4.9)	(0.7)	(0.4)	(5.9)	(1.4)
Net cash provided by (used in) investing activities	(9.6)	202.3	(696.8)	(283.1)	175.9
Cash flows from financing activities:
Debt issuance costs paid	—	(0.3)	—	(1.2)	—
Taxes paid related to net share settlement of stockholders' equity awards	(3.0)	(4.0)	(13.8)	(15.2)	(42.9)
Proceeds from issuance of common stock	4.4	0.2	5.4	15.1	16.1
Acquisition-related contingent consideration payments	(31.0)	—	(15.5)	(56.1)	(63.6)
Net cash provided by (used in) financing activities	(29.6)	(4.1)	(23.9)	(57.4)	(90.4)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5.0)	(0.7)	11.3	(7.4)	11.4

Net change in cash, cash equivalents and restricted cash	54.4	358.5	(596.1)	(252.0)	320.2
Cash, cash equivalents and restricted cash, beginning of period	1,194.0	835.5	1,369.6	1,500.4	453.3
Cash, cash equivalents and restricted cash, end of period	$1,248.4	$1,194.0	$773.5	$1,248.4	$773.5

12

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In millions, unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Reconciliation of Revenue to Bookings: Total
Revenue	$704.7	$720.0	$503.3	$2,105.0	$1,358.8
Change in deferred revenue	(37.0)	(8.1)	124.7	(5.9)	212.2
Bookings: Total	$667.7	$711.9	$628.0	$2,099.1	$1,571.0

Reconciliation of Revenue to Bookings: Mobile
Revenue	$685.1	$699.2	$484.2	$2,045.0	$1,303.8
Change in deferred revenue	(35.8)	(8.0)	124.8	(4.9)	212.0
Bookings: Mobile	$649.3	$691.2	$609.0	$2,040.1	$1,515.8

Reconciliation of Revenue to Bookings: Advertising
Revenue	$133.6	$133.0	$67.3	$389.9	$190.0
Change in deferred revenue	—	—	(0.3)	(0.1)	(0.9)
Bookings: Advertising	$133.6	$133.0	$67.0	$389.8	$189.1

Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(41.7)	$27.8	$(122.2)	$(36.9)	$(376.4)
Provision for (benefit from) income taxes	15.6	24.9	(8.8)	53.9	17.9
Other expense (income), net	0.6	9.1	3.1	0.8	4.9
Interest income	(1.6)	(1.7)	(1.0)	(5.0)	(10.2)
Interest expense	14.8	14.7	7.3	44.2	21.2
Depreciation and amortization	57.7	56.1	49.2	170.3	87.1
Acquisition-related transaction expenses(1)	15.7	3.4	4.5	20.6	11.1
Contingent consideration fair value adjustment	21.6	(3.8)	66.8	51.1	335.7
Expenses incurred from vacated lease	69.8	—	—	69.8	—
Stock-based compensation expense	44.6	43.2	38.8	125.0	84.9
Adjusted EBITDA	$197.1	$173.7	$37.7	$493.8	$176.2

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
GAAP operating expense	$476.2	$391.9	$389.0	$1,293.2	$1,140.0
Acquisition-related transaction expenses	(15.7)	(3.4)	(4.5)	(20.6)	(11.1)
Contingent consideration fair value adjustment	(21.6)	3.8	(66.8)	(51.1)	(335.7)
Expenses incurred from vacated lease(1)	(69.8)	—	—	(69.8)	—
Stock-based compensation expense	(43.8)	(42.5)	(38.2)	(123.0)	(83.4)
Non-GAAP operating expense	$325.3	$349.8	$279.5	$1,028.7	$709.8

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by (used in) operating activities	$98.6	$161.0	$113.3	$95.9	$223.3
Acquisition of property and equipment	(2.5)	(2.6)	(4.6)	(6.8)	(16.1)
Free cash flow	$96.1	$158.4	$108.7	$89.1	$207.2
(1)

Amount includes $66.8 million non-cash impairment charge related to our San Francisco office building and related leasehold improvements, property and equipment incurred in August 2021, as well as subsequent rent and other expenses (including depreciation) associated with the office building

13

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP COSTS AND EXPENSES

(In millions, unaudited)

	Three Months Ended September 30, 2021
	GAAP Measure	Amortization of intangible assets from acquisitions	Contingent consideration fair value adjustment	Acquisition-related expenses	Expenses incurred from vacated lease	Stock-based compensation expense	Non-GAAP measure
Cost of revenue	240.8	(54.6)	—	—	—	(0.8)	185.4
Operating expenses
Research and development	143.5	—	(21.6)	(4.1)	—	(29.9)	87.9
Sales and marketing	216.7	—	—	(2.8)	—	(4.4)	209.5
General and administrative	49.2	—	—	(8.8)	(3.0)	(9.5)	27.9
Impairment related to real estate assets	66.8	—	—	—	(66.8)	—	—
Total operating expenses	476.2	—	(21.6)	(15.7)	(69.8)	(43.8)	325.3
Total costs and expenses	$717.0	$(54.6)	$(21.6)	$(15.7)	$(69.8)	$(44.6)	$510.7

	Three Months Ended September 30, 2020
	GAAP Measure	Amortization of intangible assets from acquisitions	Contingent consideration fair value adjustment	Acquisition-related expenses	Expenses incurred from vacated lease	Stock-based compensation expense	Non-GAAP measure
Cost of revenue	235.9	(46.0)	—	—	—	(0.6)	189.3
Operating expenses
Research and development	165.9	—	(66.8)	—	—	(25.4)	73.7
Sales and marketing	187.0	—	—	—	—	(4.0)	183.0
General and administrative	36.1	—	—	(4.5)	—	(8.8)	22.8
Impairment related to real estate assets	—	—	—	—	—	—	—
Total operating expenses	389.0	—	(66.8)	(4.5)	—	(38.2)	279.5
Total costs and expenses	$624.9	$(46.0)	$(66.8)	$(4.5)	$—	$(38.8)	$468.8

14

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP FOURTH QUARTER 2021 GUIDANCE

(In millions, except per share data, unaudited)

	Fourth Quarter 2021 Guidance	Fourth Quarter 2020 Actual	Variance
Reconciliation of Revenue to Bookings
Revenue	$675.0	$616.0	$59.0
Change in deferred revenue	40.0	82.9	(42.9)
Bookings	$715.0	$698.9	$16.1

Reconciliation of Net (Loss) Income to Adjusted EBITDA
Net (loss) income	$(60.0)	$(53.0)	$(7.0)
Provision for (benefit from) income taxes	18.0	6.1	11.9
Other (income) expense, net	—	11.7	(11.7)
Interest income	(1.0)	(1.3)	0.3
Interest expense	16.0	9.0	7.0
Depreciation and amortization	65.0	55.0	10.0
Acquisition-related transaction expenses	4.0	1.1	2.9
Contingent consideration fair value adjustment	25.0	23.5	1.5
Expenses incurred from vacated lease(1)	5.0	—	5.0
Stock-based compensation expense	50.0	37.8	12.2
Adjusted EBITDA	$122.0	$89.9	$32.1

Basic and diluted net loss per share	$(0.05)	$(0.05)	$—

GAAP basic and diluted shares	1,120.0	1,079.9	40.1

(1)	Amount includes rent and other expenses (including depreciation expense) associated with our San Francisco office building, subsequent to the Q3 2021 impairment charge recognized

15

ZYNGA INC.

RECONCILIATION OF GAAP TO NON-GAAP UPDATED FISCAL YEAR 2021 GUIDANCE

(In millions, except per share data, unaudited)

	Updated Fiscal Year 2021 Guidance	Fiscal Year 2020 Actual	Variance
Reconciliation of Revenue to Bookings
Revenue	$2,780.0	$1,974.8	$805.2
Change in deferred revenue	34.1	295.1	(261.0)
Bookings	$2,814.1	$2,269.9	$544.2

Reconciliation of Net (Loss) Income to Adjusted EBITDA
Net (loss) income	$(96.9)	$(429.4)	$332.5
Provision for (benefit from) income taxes	71.9	24.0	47.9
Other (income) expense, net	0.8	16.5	(15.7)
Interest income	(6.0)	(11.6)	5.6
Interest expense	60.2	30.3	29.9
Depreciation and amortization	235.3	142.1	93.2
Acquisition-related transaction expenses	24.6	12.5	12.1
Contingent consideration fair value adjustment	76.2	359.2	(283.0)
Expenses incurred from vacated lease(1)	74.8	—	74.8
Stock-based compensation expense	175.0	122.6	52.4
Adjusted EBITDA	$615.9	$266.2	$349.7

Basic and diluted net loss per share	$(0.09)	$(0.42)	$0.33

GAAP basic and diluted shares	1,100.0	1,016.8	83.2

(1)

Amount includes $66.8 million non-cash impairment charge related to our San Francisco office building and related property and equipment incurred in August 2021, as well as subsequent rent and other expenses (including depreciation) associated with the office building

16